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                                  Exhibit 21.1
                         Subsidiaries of the Registrant

Company                                                    State of Organization
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Enterbank Holdings, Inc.                                   Delaware

     Enterprise Bank                                       Missouri
     Charford, Inc.                                        Missouri
     Enterprise Premium Finance Corp.                      Missouri
     Enterprise Merchant Banc, Inc.                        Missouri
     EBH Capital Trust I                                   Delaware
     Commercial Guaranty Bancshares, Inc.                  Kansas
     Enterprise Capital Corporation                        Kansas
     Enterprise Real Estate Mortgage Company, LLC          Missouri
     Enterprise IHC, LLC                                   Missouri